As filed with the Securities and Exchange Commission on June 5, 2008
Registration No. 333-54250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERWOVEN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware State or Other Jurisdiction of Incorporation or Organization)	77-0523543 (I.R.S. Employer Identification No.)
160 East Tasman Drive
San Jose, California 95134
(Address of Principal Executive Offices, including ZIP code)
1999 Equity Incentive Plan
(Full Title of the Plan)

John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer
Interwoven, Inc.
160 East Tasman Drive
San Jose, California 95134
(408) 774-2000
(Name, Address and Telephone Number of Agent for Service)

Copies to:
William L. Hughes, Esq.
Shulamite R. Shen, Esq.
Fenwick & West LLP
555 California Street
San Francisco, California 94104
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

REMOVAL OF SHARES FROM REGISTRATION
     This post-effective amendment removes from registration the offer and sale of 191,807 shares of the Registrant’s common stock, par value $0.001 per share. Pursuant to Interpretation No. 89 of Section G of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the Registrant intends to credit the shares hereby removed from registration, and the associated filing fee, toward a registration statement on Form S-8 filed contemporaneously herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 5th day of June, 2008.

INTERWOVEN, INC.
By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer